UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2011

REHABCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14655	51-0265872
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7733 Forsyth Boulevard, Suite 2300

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 677-1238

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

As of June 1, 2011, RehabCare Group, Inc., a Delaware corporation (“RehabCare”), repaid and terminated all commitments under the Amended and Restated Credit Agreement dated as of November 24, 2009, among RehabCare, as borrower, certain subsidiaries and affiliates of RehabCare, as guarantors, and Bank of America, N.A., as administrative agent and collateral agent, and Banc of America Securities LLC, RBC Capital Markets and BNP Paribas Securities Corp., as joint lead arrangers. In connection with such termination, RehabCare repaid all outstanding loans and interest accrued under the credit agreement through the date of termination, and all liens on assets of RehabCare and its subsidiaries guaranteeing such facility, together with such subsidiary guarantees, were released and terminated.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d)	Notice of Delisting of RehabCare Shares

On June 1, 2011, Kindred Healthcare Development, Inc., a Delaware corporation (“Merger Sub”), a 100% owned subsidiary of Kindred Healthcare, Inc. (“Kindred”), merged (the “Merger”) with and into RehabCare, with RehabCare continuing as the surviving corporation. As a result of the Merger, RehabCare became a 100% owned subsidiary of Kindred.

On June 1, 2011, RehabCare notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. In connection therewith, RehabCare informed the NYSE that each outstanding share of RehabCare common stock, other than any shares owned by Kindred or RehabCare, was converted into the right to receive $26.00 in cash and 0.471 of Kindred common stock (the “Merger Consideration”) and requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to RehabCare common stock. In addition, RehabCare will file with the SEC a certification and notice of termination on Form 15 with respect to RehabCare common stock, requesting that RehabCare common stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of RehabCare with respect to RehabCare common stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders

Pursuant to the Merger, on June 1, 2011, all existing shares of RehabCare stock were cancelled in exchange for the Merger Consideration. The information set forth under Item 3.01 above and Item 5.01 below is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

On June 1, 2011, Kindred acquired control of RehabCare pursuant to the Merger Agreement. As a result of the Merger, each issued and outstanding share of RehabCare common stock, other than any shares owned by Kindred or RehabCare, was automatically converted into the right to receive $26.00 per share in cash and 0.471 shares of Kindred common stock. No fractional shares of Kindred common stock were issued in the Merger, and RehabCare stockholders received cash in lieu of fractional shares of Kindred common stock. Upon completion of the transaction, RehabCare stockholders will own approximately 23% of Kindred’s outstanding common stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendments to Articles of Incorporation and Bylaws

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, RehabCare’s certificate of incorporation and by-laws were amended and restated in their entirety. RehabCare’s Amended and Restated

Certificate of Incorporation and Amended and Restated Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number

2.1	Agreement and Plan of Merger, dated as of February 7, 2011, among Kindred Healthcare, Inc., Kindred Healthcare Development, Inc. and RehabCare Group, Inc. Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 7, 2011 (File No. 001-14057) is hereby incorporated by reference.

2.2	Amendment to Agreement and Plan of Merger, dated May 12, 2011, among Kindred Healthcare, Inc., Kindred Healthcare Development, Inc. and RehabCare Group, Inc. Exhibit 2.1 to the Company’s Current Report on Form 8-K dated May 12, 2011 (File No. 001-14057) is hereby incorporated by reference.

3.1	Amended and Restated Articles of Incorporation of RehabCare Group, Inc.

3.2	Amended and Restated By-laws of RehabCare Group, Inc.

3.3	Certificate of Merger of Kindred Healthcare Development, Inc. with and into RehabCare Group, Inc.

99.1	Press Release, dated June 1, 2011, jointly issued by Kindred Healthcare, Inc. and RehabCare Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2011	REHABCARE GROUP, INC.

	By:	/s/ Joseph L. Landenwich
	Name:	Joseph L. Landenwich
	Title:	Secretary

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